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                                                                   EXHIBIT 99.1

                  PopMail.com, Inc. (ticker: POPM, exchange: Nasdaq) News Release - Monday, January 24, 2000

                  PopMail.com, inc. Announces Execution of Definitive Contracts to Purchase Iz.com

                  DALLAS, Jan. 24 /PRNewswire/ -- PopMail.com, inc. (Nasdaq:
                  POPM), a leading permission- and affinity-based email marketing company for the broadcast, media, sports, and entertainment industries, announced today it has entered into a definitive agreement to acquire online convergent media company Iz.com Incorporated.

                  Under the terms of the acquisition, a wholly owned and principal operating subsidiary of PopMail.com will be merged into IZ.com, such that IZ.com will become a wholly-owned subsidiary of Popmail. In consideration for the acquisition, Iz.com shareholders will receive a number of shares of a new class of PopMail.com preferred stock in exchange for their Iz.com shares. Assuming approval of the Acquisition by Popmail's shareholders, these new preferred shares can be converted into approximately 7.3 million shares of common stock. Popmail will also assume all outstanding IZ.com options and warrants.

                  The Acquisition, which is subject to certain conditions, is expected to be completed in the first quarter. This will give PopMail.com ownership of Iz.com's technology, production facilities, creative talent and client roster, which provides PopMail.com an opportunity to further expand and attract more members to the Company's affinity network. In addition to expanding the Company's member base, a host of synergies will enable PopMail.com to take full advantage of Iz.com's convergent media marketing services.

                  Stephen D. King, CEO of PopMail.com, inc., stated, "We are pleased to announce the progress being made relating to the acquisition of Iz.com. With the addition of Iz.com, PopMail.com will offer a complete communications solution to its members that includes television, broadcast media, and permission-based email. Bringing together these various media platforms and the Internet offers affinity-based organizations more focused communication with their members, thereby enhancing their overall revenue generating potential. PopMail strives to be at the forefront of affinity-based email marketing, and the addition of convergent media should provide the Company with an additional opportunity to attract new members to the PopMail Network."

                  Iz.com is a convergent media business that uses spiral marketing to promote consumer ecommerce, involving the cross-promotion of products and services through email, online and conventional media, where consumers choose to receive an advertiser's communications.

                  Gary Schneider, CEO of PopMail Network, said, "The addition of Iz.com will greatly

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                  expand our growing stable of services, and will also allow
                  PopMail to leverage Iz.com's existing content and relationships to help build one of the Internet's largest affinity and permission-based email marketing and convergent media companies serving the radio, television, newspaper, sports and entertainment industries."

                  About PopMail.com, inc.

                  PopMail.com, inc. is a "permission-marketing" and "affinity-based" email marketing company, serving the needs of individual businesses in a one-on-one relationship with their customers. The Company targets four main vertical markets for its network services: Broadcast, Media, Sports and Entertainment industries. Companies in these vertical markets typically have customers who have a strong affinity towards their products and services, such as a favorite sports team, radio station or upcoming broadcast or publication. Combining these email services allows companies to cut through the clutter and inefficiencies of traditional marketing and begin promoting and branding more effectively and efficiently to their viewers, listeners, fans and customers on the topics and items that are of interest to them.

                  The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by Popmail) contains statements that are forward-looking, such as statements relating to plans for future expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of Popmail. These risks and uncertainties include, but are not limited to, the need to obtain shareholder approval of the proposed transaction, Popmail's ability to obtain needed capital in advance of closing the proposed transaction, the difficulties inherent to integrating business organizations, and the uncertainty regarding whether the expected synergies from the transaction can be realized. For more information, review Popmail's filings with the Securities and Exchange Commission.

                  SOURCE PopMail.com, inc

                  CONTACT: Stephen D. King, President and CEO of PopMail.com, inc., 513-794-1777, ext. 14, or Stephen.King@us.popmail.com ; or Gary Schneider, CEO of PopMail Network, 972-550-5580, or Gary.Schneider@us.popmail.com ; or Investors, Michael Lafferman, President of Metropolitan Capital Partners, Michael.Lafferman@popmail.com , or 818-789-0100/





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